UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):
June 2, 2023
TEGNA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 2000, Tysons, Virginia		22102-5151
(Address of principal executive offices)		(Zip Code)

(703) 873-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.

On June 2, 2023, TEGNA Inc. (the “Company”) issued a press release announcing its entrance into the Accelerated Share Repurchase Agreement described in Item 8.01 below and the previously disclosed transfer of 8,640,452 shares of the Company's common stock, par value $1.00 per share ("Common Stock"), to the Company from affiliates of Standard General L.P. ("Standard General") in satisfaction of the termination fee due to the Company pursuant to that certain Agreement and Plan of Merger, dated as of February 22, 2022 (as amended by Amendment No. 1 thereto on March 10, 2022) by and among the Company, certain affiliates of Standard General and the other parties thereto. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

On June 2, 2023, the Company entered into an Accelerated Share Repurchase Agreement (the “ASR”) with JPMorgan Chase Bank, National Association (“JPMorgan”) to repurchase an aggregate of $300 million of shares of Common Stock, pursuant to a newly authorized $300 million stock repurchase program. Under the ASR, the Company will make an initial payment to JPMorgan of $300 million, and will receive an initial delivery of approximately 15.2 million shares of Common Stock on June 6, 2023. The final number of shares to be repurchased will be based on the average daily volume-weighted average price of the Company’s Common Stock during the term of the ASR, less a discount and subject to customary adjustments pursuant to the terms of the ASR. At settlement, JPMorgan may be required to deliver additional shares of Common Stock to the Company, or, under certain circumstances, the Company may be required to make a cash payment or deliver shares of Common Stock to JPMorgan. The final settlement of the ASR is expected to be completed by the end of the third quarter of 2023, subject to acceleration at JPMorgan’s discretion.

Cautionary Note Concerning Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the Company's shares, general market conditions, access to credit or debt capital markets, applicable securities laws and alternative uses of capital; constraints, volatility, or disruptions in the capital markets or other factors affecting share repurchases, including the Company's ability to complete the ASR on the expected terms and timing; delays or failures associated with implementation of the Company's ASR program; the possibility that the Company's ASR program, or any future share repurchases, may not enhance long-term stockholder value; the possibility that share repurchases pursuant to the ASR program could increase the volatility of the price of the Company's common stock and diminish the Company's cash reserves; legal proceedings, judgments or settlements; the response of customers, suppliers and business partners to the termination of the merger agreement, including impacts on and modifications to the Company's plans, operations and business relating thereto; difficulties in employee retention due to the termination of the merger agreement; the Company's ability to re-price or renew subscribers and execute on its capital allocation strategy; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA's operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the Company's operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: anticipated growth rates and the Company's plans, objectives and expectations.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of TEGNA Inc., dated June 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA Inc.

Date: June 2, 2023	By:	/s/ Clifton A. McClelland III
Clifton A. McClelland III
Senior Vice President and Controller